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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2002 (except for Notes 20 and 21, as to which the date is August 29, 2002) in the Registration Statements and the related Prospectus of Cooper Industries, Inc. for the registration of $500,000,000 of debt securities and the related guarantee of such securities by Cooper Industries, Ltd.


                                                       /s/ ERNST & YOUNG LLP

Houston, Texas
September 6, 2002